EXHIBIT J


    Information Regarding Comparable Funds Advised by the Investment Sub-Adviser
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


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                              Size of Fund                                    Rate Paid
                                (in 000s)               Current                for Year               Proposed
                                  as of                Advisory                 Ended                 Advisory
      Name of Fund              12/31/98               Fee Rate                12/31/98               Fee Rate
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